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                                                                    EXHIBIT 99.3

                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      of
                              MUZAK HOLDINGS LLC
                                      AND
                         MUZAK HOLDINGS FINANCE CORP.
                      13% Senior Discount Notes Due 2010

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus, dated
[    ], 1999 (the "Prospectus") of Muzak Holdings LLC, a Delaware limited liability company (the "Muzak Holdings") and Muzak Holdings Finance Corp., a Delaware corporation ("Muzak Holdings Finance" and, together with Muzak Holdings, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the Issuers' 13% Senior Discount Notes due 2010 (the "Notes") held by you for the account of the undersigned.

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   The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

   $                          of the 13% Senior Discount Notes due 2010.

   With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

   [_] TO TENDER the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED, IF ANY):

          $

   [_] NOT TO TENDER any Notes held by you for the account of the undersigned.

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     If the undersigned instruct you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the
undersigned's principal residence is in the state of (fill in state)           ,
(ii) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not engaging, does not engage, and has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer - Resale of the Existing Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of any of the Issuers; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.
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                                   SIGN HERE


   Name of beneficial owner(s): _____________________________________________

   Signature(s): ____________________________________________________________

   Name (please print): _____________________________________________________

   Address: _________________________________________________________________

   __________________________________________________________________________

   __________________________________________________________________________

   Telephone number: ________________________________________________________

   Taxpayer Identification or Social Security Number: _______________________

   Date: ____________________________________________________________________

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